Alaska Air Group, Inc. By: State of Delaware Secretary of State Division of-Corporations Delivered 07:44 PM 05/19/2014 FILED 07:39 PM 05/19/2014 SRV 140661160 - 2057097 FILE CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ALASKA AIR GROUP, INC. ALASKA AIR GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify: 1. That at meetings of the Board of Directors of Alaska Air Group, Inc., resolutions were duly adopted setting forth proposed amendments to the Amended and Restated Certificate of Incorporation of said corporation, declaring said amendments to be advisable and submitting said amendments at a meeting of the stockholders of said corporation for consideration thereof. That thereafter, pursuant to resolutions of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held on May 8, 2014, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware and at which meeting the necessary number of shares as required by statute were voted in favor of the amendments. 2. That Section 4.1 of Article 4 of the Amended and Restated Certificate of Incorporation of Alaska Air Group, Inc. is hereby amended and restated in full as follows: "Section 4.1 Authorized Capital. The total number of shares of all classes of stock which this corporation shall have authority to issue is 205,000,000 shares, of which 5,000,000 shares shall be preferred stock having a par value of $0.01 per share and 200,000,000 shares shall be common stock having a par value of $0.01 per share." 3. That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said Alaska Air Group, Inc. has caused this certificate to be signed by Shannon K. Alberts, its Corporate Secretary, this 19 th day of May, 2014. Shannon K. Alberts Corporate Secretary

Exhibit 1 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ALASKA AIR GROUP, INC. Effective May 16, 2006. Originally incorporated March 15, 1985. This amended and restated Certificate of Incorporation is being filed pursuant to Section 242 and 245. ARTICLE 1. NAME The name of this corporation is Alaska Air Group, Inc. ARTICLE 2. REGISTERED OFFICE AND AGENT The address of the initial registered office of this corporation is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the name of its initial registered agent at such address is Corporation Service Company. ARTICLE 3. PURPOSES The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. ARTICLE 4. SHARES 4.1 Authorized Capital. The total number of shares of all classes of stock which this corporation shall have authority to issue is 105,000,000 shares, of which 5,000,000 shares shall be preferred stock having a par value of $1.00 per share and 100,000,000 shares shall be common stock having a par value of $1.00 per share. 4.2 Issuance of Preferred Stock in Series. The Board of Directors of this corporation (the "Board of Directors") is expressly authorized to adopt, from time to time, a resolution or resolutions providing for the issuance of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions, of each such series, including, but not limited to, dividend rates, conversion rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices and liquidation preferences. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series may be made dependent upon facts ascertainable outside of this Certificate of Incorporation or of any amendment hereto, or outside the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

Alaska Air Group, Inc. May 16, 2006 Amended and Restated Certificate of Incorporation Page 2 4.3 Dividends. Subject to any preferential rights granted for any series of preferred stock, the holders of shares of the common stock shall be entitled to receive dividends, out of the funds of this corporation legally available therefor, at such rates and at such times as may be determined by the Board of Directors. The holders of shares of the preferred stock shall be entitled to receive dividends to the extent determined by the Board of Directors in designating the particular series of preferred stock. 4.4 Voting. The holders of shares of the common stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors and the right to vote on all other matters, except those matters in which a separate class of stockholders vote by class or series. To the extent provided in a resolution of the Board of Directors authorizing the issue of a series of preferred stock, the holders of each such series shall have the right to vote for the election of members of the Board of Directors and the right to vote on all other matters, except those matters in which a separate class of stockholders vote by class or series. ARTICLE 5. INCORPORATOR The name and mailing address of the incorporator is: Jan David Blais 19300 Pacific Highway South Seattle, Washington 98188 ARTICLE 6. DIRECTORS The Board of Directors shall be composed of no less than nine and no more than fifteen Directors, the specific number to be set by resolution of the Board of Directors; provided, that the Board of Directors may be less than nine until vacancies are filled. The number of Directors of the corporation shall be fixed from time to time by or pursuant to the By-Laws. Each Director who is serving as a Director on the date of this Restated Certificate of Incorporation and who was elected or appointed after May 16, 2006 shall hold office until the next annual meeting of stockholders and until a successor has been elected and qualified, subject to prior death, disability, resignation, retirement, disqualification or removal from office. Directors elected prior to or on May 16, 2006, including those elected at the 2006 Annual Meeting, shall continue to hold office until the expiration of the three-year terms for which they were elected, subject to prior death, disability, resignation, retirement, disqualification or removal from office. Any person elected to a newly-created director position or any person elected to fill a vacancy shall serve until the next annual meeting and until a successor has been elected and qualified, subject to prior death, disability, resignation, retirement, disqualification or removal from office. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. ARTICLE 7. BOARD OF DIRECTORS The names and mailing addresses of the persons who are to serve as Directors until the annual meeting of stockholders at which their term expires or until their successors are elected and qualify are: Name Mailing Address

Alaska Air Group, Inc. May 16, 2006 Amended and Restated Certificate of Incorporation Page 3 William S. Ayer 19300 International Boulevard Seattle, Washington 98188 Patricia M. Bedient 19300 International Boulevard Seattle, Washington 98188 Phyllis J. Campbell 19300 International Boulevard Seattle, Washington 98188 Mark R. Hamilton 19300 International Boulevard Seattle, Washington 98188 Bruce R. Kennedy 19300 International Boulevard Seattle, Washington 98188 Jessie J. Knight, Jr. 19300 International Boulevard Seattle, Washington 98188 R. Marc Langland 19300 International Boulevard Seattle, Washington 98188 Dennis F. Madsen 19300 International Boulevard Seattle, Washington 98188 Byron I. Mallott 19300 International Boulevard Seattle, Washington 98188 John V. Rindlaub 19300 International Boulevard Seattle, Washington 98188 J. Kenneth Thompson 19300 International Boulevard Seattle, Washington 98188 Richard A. Wien 19300 International Boulevard Seattle, Washington 98188 ARTICLE 8. BYLAWS The Board of Directors shall have the power to adopt, amend or repeal the Bylaws for this corporation, at a duly called meeting or by written consent in accordance with Article 9, subject to the power of the stockholders to adopt, amend or repeal such Bylaws, and, to the extent, if any, provided by resolution of the Board of Directors providing for the issue of a series of preferred stock, by the affirmative vote of the holders of not less than a majority of the outstanding shares of each such series entitled to vote thereon.

Alaska Air Group, Inc. May 16, 2006 Amended and Restated Certificate of Incorporation Page 4 ARTICLE 9. ACTION BY STOCKHOLDERS WITHOUT A MEETING Any action which could be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by all stockholders entitled to vote with respect to the subject matter thereof. ARTICLE 10. LIMITATION OF DIRECTOR LIABILITY To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a Director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for conduct as a Director. Any amendment to or repeal of this Article 10 shall not adversely affect any right or protection of a Director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal. Terms of the masculine gender used for convenience in this Amended and Restated Certificate of Incorporation should be understood in the feminine gender where appropriate. IN WITNESS WHEREOF, said Alaska Air Group, Inc. has caused this certificate to be signed by its Chairman, Chief Executive Officer and President, and attested by its Secretary this 6th day of July, 2006. Alaska Air Group, Inc. By __/S/WILLIAM S. AYER/_________________ William S. Ayer Chairman, President & Chief Executive Officer ATTEST: By __/S/KEITH LOVELESS/_________________ Keith Loveless, General Counsel and Corporate Secretary